DIREXION FUNDS
INVESTOR CLASS
DISTRIBUTION PLAN

SCHEDULE A

The maximum annualized fee rate pursuant to Paragraph 1 of the Direxion Funds Investor Class Distribution Plan shall be as follows:

Portfolios of the Trust	Distribution Fee as a % of Average Daily Net Assets

For each Fund listed below:	Up to 1.00%
NASDAQ-100® Bull 1.25X Fund
Dow 30SM Bull 1.25X Fund
S&P 500® Bear 1X Fund
Total Market Bull 2.5X Fund
Total Market Bear 2.5X Fund
S&P 500® Bull 2.5X Fund
S&P 500® Bear 2.5X Fund
NASDAQ-100® Bull 2.5X Fund
NASDAQ-100® Bear 2.5X Fund
Mid Cap Bull 2.5X Fund
Mid Cap Bear 2.5X Fund
Small Cap Bull 2.5X Fund
Small Cap Bear 2.5X Fund
Equity Income Bull 2.5X Fund
Equity Income Bear 2.5X Fund
Dollar Bull 2.5X Fund
Dollar Bear 2.5X Fund
Japan Bull 2X Fund
Japan Bear 2X Fund
Emerging Markets Bull 2X Fund
Emerging Markets Bear 2X Fund
Developed Markets Bull 2X Fund
Developed Markets Bear 2X Fund
Latin America Bull 2X Fund
Latin America Bear 2X Fund
Real Estate Bull 2X Fund
Real Estate Bear 2X Fund
Commodity Bull 2X Fund
Commodity Bear 2X Fund
Biotech Bull 2X Fund
Biotech Bear 2X Fund
Oil & Gas Bull 2X Fund
Oil & Gas Bear 2X Fund
Precious Metals Bull 2X Fund
Precious Metals Bear 2X Fund
Healthcare Bull 2X Fund
Healthcare Bear 2X Fund

Financial Bull 2X Fund
Financial Bear 2X Fund
10 Year Note Bull 2.5X Fund
10 Year Note Bear 2.5X Fund
Dynamic HY Bond Fund
HY Bear Fund
BRIC Bull 2X Fund
BRIC Bear 2X Fund
Brazil Bull 2X Fund
Brazil Bear 2X Fund
China Bull 2X Fund
China Bear 2X Fund
India Bull 2X Fund
India Bear 2X Fund
Russia Bull 2X Fund
Russia Bear 2X Fund

For each Fund listed below:	Up to 0.25%
Evolution Managed Bond Fund
Evolution All-Cap Equity Fund
Evolution Large Cap Fund
Evolution Small Cap Fund
Evolution Total Return Fund
PSI Calendar Effects Fund
PSI Core Strength Fund
PSI Macro Trends Fund
PSI Total Return Fund

For each Fund listed below:	Up to 0.40%
Dynamic HY Bond Fund
HY Bear Fund
EM Debt Bull Fund
EM Debt Bear Fund

Dated:  August 1997, as amended October 22, 2007